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                                                                    EXHIBIT 10.3
                                                                    ------------

                         SBA COMMUNICATIONS CORPORATION

                             SHAREHOLDERS AGREEMENT

         This Shareholders Agreement (this "Agreement") is made and entered into as of the date set forth below by and among Steven E. Bernstein, SBA
Communications Corporation, a Florida corporation (the "Company"), and the purchasers of shares of Series A Convertible Preferred Stock.

         WHEREAS, Mr. Bernstein holds an aggregate of 8,075,000 shares of the Company's Class B Common Stock; and

         WHEREAS, the Company is as of this date consummating the Closing under a Series A Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Company is issuing to certain purchasers shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and the Company is issuing to Alex. Brown & Sons Incorporated a warrant (the "Agent's Warrant") to purchase shares of Class A Common Stock (each Person (defined below), who acquires any such shares of Class A Common Stock or holds a warrant to purchase shares of Series A Preferred Stock or the shares acquired upon the exercise of such warrant, being herein referred to as a "Preferred Shareholder" and collectively with Mr. Bernstein, the "Shareholders"); and

         WHEREAS, the Stock Purchase Agreement provides that the Preferred Shareholders shall become parties to this Agreement by executing and delivering a signature page to this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

         1.       CERTAIN DEFINED TERMS

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate"  shall mean (a) any Person  directly or indirectly
                   ---------
controlling, controlled by or under common control with another Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person; (c) any officer, director or partner of such Person; (d) any liquidating trust, trustee or other similar Person or entity for any Person; or (e) in case of an individual, any family member to whom such individual may transfer his or her shares pursuant to Section 2 hereof.

                  "Charter" shall mean the Articles of Incorporation of the
                   -------
Company, as amended from time to time.

                  "Class B Common  Stock"  shall mean and include the  Company's
                   ---------------------
Class B Common Stock, par value $.01 per share, as authorized on the date of this Agreement and any other securities into which or for which the Company's Class B Common Stock is converted or exchanged pursuant to a plan of reorganization, recapitalization, merger, sale of assets, the provisions of the Charter or otherwise.

                  "Common Stock  Conversion  Shares" shall mean (a) those shares
                   ------------------------
of Class A Common Stock, par value $.01 per share, of the Company issued or issuable upon the conversion of the Series A
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Preferred Stock or Class B Common Stock, as adjusted from time to time and (b)
those shares of Class A Common Stock issuable upon the exercise of the Agent's Warrant.

                  "Conversion  Price"  shall mean the price,  as in effect  from
                   -----------------
time to time, at which shares of Series A Preferred Stock are convertible into Common Stock Conversion Shares as defined in, and pursuant to, the Charter.

                  "Eligible Class B Stockholder" shall mean members of Steven E.
                   ----------------------------
Bernstein's  Immediate  Family or their  lineal  descendants,  spouses of lineal descendants or lineal descendants of spouses, whether alive as of the date hereof or born subsequently, any trusts or other estate planning vehicles for the benefit of any of the foregoing, whether existing as of the date hereof or created subsequently. "Immediate Family" of Mr. Bernstein shall include his spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-laws and brothers and sisters-in-law.

                  "Person"   shall  mean  any   natural   person,   partnership,
                   ------
corporation or other legal entity.

                  "Qualified Public Offering" shall mean and include the closing
                   -------------------------
of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Company from which the aggregate gross proceeds to the Company equal or exceed $20,000,000 at a per share issue price of at least 150% of the then applicable Conversion Price of Conversion Shares if such public offering occurs before June 30, 1998 or at a price share of at least 200% of the then applicable Conversion Price and Conversion Shares if such public offering occurs on or after June 30, 1998.

                  "Shares" of a Shareholder shall mean and include all Stock now
                   ------
owned or hereafter acquired by such Shareholder.

                  "Stock"  shall mean and  include  all shares of Class B Common
                   -----
Stock, Conversion Shares, or Series A Preferred Stock, and all other securities of the Company that may be issued in exchange for or in respect of shares of Class B Common Stock, Conversion Shares, or Series A Preferred Stock, respectively (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

         2.       PROHIBITED TRANSFERS

                  Mr. Bernstein may not sell or transfer all or any of his shares of Class B Common Stock except to an Eligible Class B Stockholder or except in accordance with this Agreement, and no attempted transfer of any Class B Common Stock in violation of any provision of this Agreement shall be effective to pass any title or interest therein.

         3.       RIGHT OF PARTICIPATION IN SALES

                  (a) If at any time Mr. Bernstein desires to sell or transfer all or any part of his shares of Class B Common Stock or Common Stock Conversion Shares to a Person (a "Purchaser"), Mr. Bernstein (the "Selling Shareholder") shall promptly give written notice (the "Offer" for the purposes of this Section
3) to the Preferred Shareholders. The Offer shall disclose the identity of the Purchaser, the

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number of shares of Class B Common Stock or Common Stock Conversion Shares to be
sold or transferred, the total number of shares of Class B Common Stock and Common Stock Conversion Shares owned by the Selling Shareholder, the terms and conditions, including price, (calculated in the case of shares of Class B Common Stock by treating such shares as then converted to Common Stock Conversion Shares) of the proposed sale, and any other material facts relating to the proposed sale.

                  (b) Each Preferred Shareholder shall have the right to sell to the Purchaser, as a condition to such sale by such Selling Shareholder desiring to sell, at the same price per share (calculated in the case of shares of Series A Preferred Stock by treating such shares as then converted to Common Stock Conversion Shares and shares of the Company's Series B Preferred Stock, $.01 par value, per share (the "Series B Preferred Stock")) and on the same terms and conditions as involved in such sale by the Selling Shareholder, all or any part of that number of Common Stock Conversion Shares equal to the product obtained by multiplying (i) the aggregate number of Common Stock Conversion Shares covered by the Offer by (ii) a fraction the numerator of which is the number of Common Stock Conversion Shares held by such Preferred Shareholder at the time of the sale or transfer and the denominator of which is the total number of Common Stock Conversion Shares (calculated by treating such shares as then converted to Common Stock Conversion Shares) held at the time of the sale or transfer by the Selling Shareholder and all the Preferred Shareholders exercising their rights of participation hereunder (such Preferred Shareholder being herein called a "Participating Shareholder"); provided, however, that any Participating Shareholder shall not be required to deliver to the Purchaser any Series B Preferred Stock or any other property other than the Common Stock Conversion Shares in connection with the proposed purchase by the Purchaser.

                  (c) If a Participating Shareholder wishes to so participate in any sale under this Section 3, he, she or it shall notify the Selling Shareholder in writing of such intention as soon as practicable after the Participating Shareholder's receipt of the Offer, and in any event within 30 days after the date the notice of the Offer was given. Such notification shall be delivered to the Selling Shareholder (with copies to the Company and the Preferred Shareholders).

                  (d) The Selling Shareholder and other Participating Shareholders shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Common Stock Conversion Shares proposed to be sold by them at not more than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer; provided, however, that any purchase of less than all of such Shares by the Purchaser shall require the consent of each Participating Shareholder and shall be made from the Selling Shareholder and the Participating Shareholders pro rata based upon the relative amount of the Shares that the Selling Shareholder and the Participating Shareholders are otherwise entitled to sell pursuant to Section 3(b) hereof.

                  (e) Each Participating Shareholder who is a holder of Series A Preferred Stock shall effect its participation in the sale by converting its Series A Preferred Stock into Series B Preferred Stock and Class A Common Stock and then promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Class A Common Stock which such Participating Shareholder elects to sell. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the Purchaser. The Participating Shareholders shall be under no obligation to transfer any shares of Series B Preferred Stock received upon such conversion as a result of the operation of this Section 3.

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                  (f)  The  rights   afforded   by  this   Section  3  shall  be
inapplicable where Mr. Bernstein elects to transfer any or all of his Class B Common Stock to an Eligible Class B Stockholder.

         4.       EXPIRATION OF AGREEMENT

                  Notwithstanding   Section  8  hereof  to  the  contrary,  this
Agreement shall expire and terminate on the consummation of a Qualified Public Offering.

         5.       SPECIFIC ENFORCEMENT

                  Each Shareholder expressly agrees that he, she or it and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         6.       LEGEND

                  Each certificate evidencing any of the shares of Class B Common Stock shall bear a legend substantially as follows:

                  The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Shareholders Agreement dated as of March 6, 1997, as amended from time to time, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.

         7.       NOTICE

                  Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given when sent by registered or certified mail, return receipt requested, by guaranteed overnight delivery service or by facsimile transmission, addressed as follows:

           If to the Company:        SBA Communications Corporation
                                     6001 Broken Sound Parkway
                                     Boca Raton, Florida  33487
                                     Attention: Steven E. Bernstein, President

           If to the Shareholders:   At their respective addresses set forth on
                                     their signature pages hereto;

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or, as to any of the foregoing, to such other address as any such party may give the others notice of pursuant to this Section 7, provided, however, that a change of address shall only be effective upon receipt.

         8.       BOARD OF DIRECTORS AND AUTHORITY OF THE BOARD

                  (a) The Board of Directors of the Corporation (the "Board") shall be comprised initially of five (5) directors. The holders of the Series A Preferred Stock shall be entitled to designate two (2) directors as follows: ABS Capital Partners II, L.P. shall be entitled to designate one director and Advent VII, L.P. shall be entitled to designate one director. Steven E. Bernstein shall be entitled to designate two directors, one of which may be himself. The final director shall be an independent director designated by Mr. Bernstein who is reasonably acceptable to the directors designated by the holders of the Series A Preferred Stock. In the event of any vacancy on the Board arising for any reason, the Shareholders or class of Shareholders who designated the director whose office has become vacant shall be entitled to designate a successor director. If any Shareholder or class of Shareholders notifies the other stockholder(s) in writing that he wishes to remove a director whom he has designated, the other stockholders shall cooperate in taking all action necessary to effect the removal of such director as promptly as practicable.

                  (b) All proposed acquisitions of stock or assets by the Company or any of its subsidiaries with a purchase price in excess of $1,000,000 must be approved by the Board.

                  (c) The Board shall establish a Compensation Committee of three (3) members, consisting of the two (2) directors designated by the holders of the Series A Preferred Stock and one (1) director designated by Steven E. Bernstein, which may be himself.

                  (d) Shareholders shall vote all of their Stock, execute and deliver such further documents, take such further action and use their best efforts to cause their representatives on the Board to vote in such a manner, as may be necessary or desirable to carry out the purpose and intent of this
Section 8 and the other provisions of this Agreement.

                  (e) If a Shareholder shall at any time fail or refuse to vote his Stock as provided in paragraphs (b) through (d) above, thereupon without further action by any person, such Shareholders shall be deemed to have irrevocably appointed, and hereby does irrevocably appoint, the other stockholders who are a party to this Agreement as his or her attorney and proxy to vote his Stock as provided in this Section 8.

         9.       GOVERNING LAW; SUCCESSORS AND ASSIGNS

                  This Agreement shall be governed by the laws of the State of Florida and except as expressly provided herein shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties. The rights of the Preferred Shareholders hereunder are assignable to any assignee or transferee of all or a portion of the Shares held by such Preferred Shareholders.

         10.      RIGHTS AND OBLIGATIONS OF CERTAIN TRANSFEREES OF SHARES

                  If Mr. Bernstein transfers any of his shares of Class B Common Stock to any Eligible Class B Stockholder, such transferee shall agree in writing, as a condition to such transfer, that any future sales or transfers of such shares of Class B Common Stock by the holder thereof (the "Transferring Holder") shall be subject to the restrictions on transfer set forth in Sections 2 and 3 hereof.

         11.      SEVERABILITY

                  If any  provision  of  this  Agreement  shall  be  held  to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         12.      HEADINGS

                  Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

         13.      COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.      REPORTING REQUIREMENTS

                  The Company will furnish the following to each Shareholder which is a holder of any Series A Preferred Stock, Series B Preferred Stock or any Common Stock Conversion Shares:

                  a. as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, including therein a balance sheet of the Company as of the end of such fiscal year and statements of operations, shareholders' equity and cash flows of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, if any, together with supporting notes thereto, all audited by the Company's Auditors, together with a summary prepared by Management concerning the Company's operations and financial condition;

                  b. as soon as  available  and in any event  within  forty-five
(45) days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as of the end of such quarter and unaudited statements of operations, shareholders' equity and cash flows of the Company for the period ending with such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year duly certified by the chief financial officer of the Company as having been prepared in accordance with GAAP applied on a consistent basis (provided that such unaudited statements need not contain footnotes and will be subject to normal year-end adjustments);

                  c. promptly after sending, making available, or filing the same, all reports and financial statements that the Company sends or makes available to the Shareholders of the Company; and

                  d. to each holder of at least 5.0% of the Series A Preferred Stock, Series B Preferred Stock and any Common Stock Conversion Shares (based on the total number of Series A Preferred Stock, Series B Preferred Stock and Common Stock Conversion Shares then outstanding), any other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company that any Purchaser may from time to time reasonably request, including, but not limited to, (i) monthly unaudited financial statements; (ii) an annual operating plan and budget (including cash flow data) for the Company for each fiscal year, prepared in reasonable detail, as such operating plan and budget has been approved by the Board of Directors of the Company, and (iii) comparative information for any month, quarter or fiscal year relating to the Company's actual performance against the operating plan and budget for the corresponding period.

         15.      CONFIDENTIALITY

                  Any confidential information obtained by any holder of the Purchased Shares pursuant to the Series A Convertible Preferred Stock Purchase Agreement of even date hereof, or any other information of a confidential nature (including, without limitation, the Company's business plans, intellectual property and other proprietary rights or information of the Company) or otherwise identified to such holder as being of a confidential nature, shall be treated as confidential and shall not be disclosed to a third party or used for any purpose other than evaluating such holder's investment in the Company without the prior written consent of the Company, except as required by applicable law or regulation; provided that any such confidential information may be disclosed to the beneficial owner of any equity or partnership interest in such holder, it being understood that such beneficial owner shall be informed of the confidential nature of such information. In the event of any breach of this Section 15, irreparable damage would occur to the Company and, accordingly, the Company shall be entitled to injunctive relief and the right to have specifically enforced the provisions hereof.

         16.      KEY MAN LIFE INSURANCE

                  The Company will maintain key man life insurance in the following amounts:

                  Steven E. Bernstein                $3,000,000
                  Ronald G. Bizick, II               $2,000,000

         17.      ENTIRE AGREEMENT AND AMENDMENTS

                  This Agreement, together with the Stock Purchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by (a) the Company, (b) Mr. Bernstein, and (c) the holders of not less than 662/3% percent of the Shares then held by the Preferred Shareholders (based on the number of shares of Common Stock Conversion Shares issued or issuable upon conversion of the Series A Preferred Stock). To the extent any term or other provision of any other agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the 6th day of March, 1997.


                               SBA COMMUNICATIONS CORPORATION

                                     /s/ Steven E. Bernstein
                               By:_______________________________
                                  Steven E. Bernstein, President

                                  Address:  SBA Communications Corporation
                                            6001 Broken Sound Parkway
                                            Fourth Floor
                                            Boca Raton, FL  33487

                                             /s/ Steven E. Bernstein
                                            ---------------------------------
                                            Steven E. Bernstein, individually


                                            PURCHASERS

                                            [See Counterpart Signature Pages

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